Exhibit 99.1

NYSE Alternext US Accepts China Shenghuo's
Compliance Plan for Continued Listing

KUNMING, China, November 12, 2008 -- China Shenghuo Pharmaceutical Holdings, Inc. (Amex: KUN) ("China Shenghuo" or the "Company"), which is engaged in the research, development, manufacture, and marketing of pharmaceutical, nutritional supplement and cosmetic products in the People's Republic of China, today announced that the NYSE Alternext US LLC (formerly the American Stock Exchange) (the "Exchange") has accepted the Company's plan of compliance for continued listing.

On August 21, 2008 the Company received notice from the Exchange staff indicating that the Company is below certain of the Exchange's continued listing standards. Specifically, the Company is not in compliance with Sections 134 and 1101 of the Exchange's Company Guide due to the fact that it failed to file with the Securities and Exchange Commission, its Form 10-Q for the period ended June 30, 2008 (the "Form 10-Q").

The Company submitted a plan of compliance (the "Plan") to the Exchange on September 12, 2008 and has engaged in discussions with the Exchange since then. On November 5, 2008, the Exchange notified the Company that it has accepted the Company's Plan and granted the Company an extension until November 19, 2008 to file the Form 10-Q and to regain compliance with the continued listing standards noted above. The Company will be subject to periodic review by Exchange staff during the extension period. Failure to make progress consistent with the Plan or regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange.

Mr. Gui Hua Lan, Chief Executive Officer of China Shenghuo, stated, "We are executing on our plan and believe the successful execution of this plan will enable us to regain compliance with the Exchange's listing standards."

About China Shenghuo

Founded in 1995, China Shenghuo is a specialty pharmaceutical company that focuses on the research, development, manufacture and marketing of Sanchi-based medicinal and pharmaceutical, nutritional supplement and cosmetic products. Through its subsidiary, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., it owns thirty SFDA (State Food and Drug Administration) approved medicines, including the flagship product Xuesaitong Soft Capsules, which has already been listed in the Insurance Catalogue. At present, China Shenghuo incorporates a sales network of agencies and representatives throughout China, which markets Sanchi-based traditional Chinese medicine to hospitals and drug stores as prescription and OTC drugs primarily for the treatment of cardiovascular, cerebrovascular and peptic ulcer disease. The Company also exports medicinal products to Asian countries such as Indonesia, Russia and Kyrgyzstan. For more information, please visit http://www.shenghuo.com.cn .

Safe Harbor Statement

This press release may contain certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to, the Company's possible inability to file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008 for an extended period of time; additional expense as a result of the internal investigation; risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to any of the matters described in recent press releases, including arising out of any restatement of the Company's financial statements; the Company's continuing ability to satisfy any requirements which may be prescribed by the Exchange for continued listing on the Exchange; potential adverse effects to the Company's financial condition, results of operations or prospects as a result of possible changes to or restatements of prior period financial statements; risks arising from potential weaknesses or deficiencies in the Company's internal control over financial reporting; the Company's reliance on one supplier for Sanchi; the possible effect of adverse publicity on the Company's business, including possible contract cancellation; the Company's ability to develop and market new products; the Company's ability to establish and maintain a strong brand; the Company's continued ability to obtain and maintain all certificates, permits and licenses required to open and operate retail specialty counters to offer its cosmetic products and conduct business in China; protection of the Company's intellectual property rights; market acceptance of the Company's products; changes in the laws of the People's Republic of China that affect the Company's operations; cost to the Company of complying with current and future governmental regulations; the impact of any changes in governmental regulations on the Company's operations; general economic conditions; and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
China Shenghuo Pharmaceutical Holdings, Inc.
Mr. Changhua Mu
Securities Affairs Representative
Tel: +86-871-7282698
Email: c.mu@chinashenghuo.net

Grayling Global
Eddie Cheung
Investor Relations
Tel: 646-284-9414
Email: echeung@hfgcg.com